UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM 8-K/A



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






        Date of Report (Date of earliest event reported) 22 January 2002
                                                        -----------------




                        Air Products and Chemicals, Inc.
                     ---- ---------------------------------
               (Exact name of registrant as specified in charter)


        Delaware                    1-4534                   23-1274455
----------------------------  -----------------------   -----------------------
(State of other jurisdiction  (Commission file number)  (IRS Identification
of incorporation)                                        number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania               18195-1501
-------------------------------------------------------        ----------------
        (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code  (610) 481-4911
                                                    --------------

Item 5. Other Events.
---------------------

This Currnet Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Air Products and Chemicals, Inc. on January 22, 2002, when an earlier Form 8-K dated October 22, 2001 was filed inadvertently.

                       AIR PRODUCTS REPORTS FIRST QUARTER
                            OPERATING EPS OF 52 CENTS

The Q1 earnings teleconference scheduled for 11:00 a.m. EST on January 22 was accessed by calling 415-228-4734 and entering passcode 7711, or by listening on the web at http://www.airproducts.com/fin/quarterly.asp. Recordings of the earnings teleconference will continue to be available at the above web address until January 31, 2002.

LEHIGH VALLEY, Pa. (January 22, 2002) - Air Products and Chemicals, Inc. (NYSE:APD) today reported net income from operations of $114 million, or diluted earnings per share of 52 cents, for its first fiscal quarter ended December 31, 2001. Net income from operations and diluted earnings per share were each down 16% compared with prior year results.

Revenues of $1.3 billion declined 11%. Sales were lower due to continued weakness in the global electronics market and in U.S. manufacturing, which led to lower volumes in most gas and chemical product lines.

Reported earnings per share are in line with guidance provided last quarter. Commenting on the quarter, Air Products Chairman and Chief Executive Officer John P. Jones said, "We anticipated a slow start to the year, and our operating results are consistent with that. While volumes remain soft, we continue improving our business fundamentals through capital discipline, cost reduction, margin expansion and portfolio management. For example, this month we announced an agreement to sell the majority of our U.S. packaged gas business, subject to regulatory approval. I am confident we are well positioned to capitalize on the pending economic recovery as a result of these actions to reinforce our growth businesses and refine our portfolio."

Industrial gas sales of $904 million declined 12%. Operating income declined 21% compared with the prior year. Results for electronics continued to be affected by a sharp reduction in customers' global silicon wafer processing due to soft demand. Chemicals and Processing Industries (CPI) results declined due to planned customer outages and associated plant maintenance turnaround expenses. In North America, margin expansion from liquid bulk pricing actions and lower energy costs more than offset softer volumes across most businesses. Asian operating results improved on increased loading. In Europe, better merchant pricing and strong packaged gas and medical sales more than offset merchant liquid bulk volume declines.

Equity affiliate results declined, mainly due to the divestiture of two cogeneration facilities in the fourth quarter of fiscal 2001.

Chemicals' sales of $349 million declined 11%, primarily due to the slower economy. Operating income improved 9% due to improved margins. Raw material, energy and overhead costs were lower.

Regarding Air Products' outlook, Mr. Jones said, "Visibility going forward continues to be a challenge, and we have not yet seen signs of recovery. Based on less favorable assumptions on the timing and pace of economic recovery, we believe operating earnings per share this year will be close to the lower end of our previous guidance of $2.35-$2.45, with second quarter operating earnings about equal to first quarter earnings. In response to this uncertain economic environment, we will continue doing all we can to aggressively reduce our costs, increase our margins, and refine our portfolio."

Mr. Jones concluded by saying, "If, as we originally anticipated, the economy recovers in the second half of our fiscal year, we have significant operating leverage across many of our growth and core businesses that should drive our earnings above the lower end of the range. Given our leadership positions in historically fast-growing markets and regions like electronics, CPI, Asia, and performance chemicals, I remain optimistic about Air Products' prospects. Our company will emerge from this slowdown stronger and more efficient than ever."

Air Products' guidance range includes a seven cents per share benefit from the adoption of the new accounting standard for goodwill, up from a preliminary estimate of five cents, and excludes the pending packaged gas business sale, which the company expects to be earnings neutral in its first full year following deal closure.

Air Products will hold its annual meeting of shareholders on Thursday, January 24, 2002 2:00 p.m., at Cedar Crest College in Allentown, Pennsylvania. The meeting can be listened to on the web at:
www.airproducts.com/fin/annualmeeting.asp

**NOTE: Fiscal first quarter earnings reflect a two cent per share benefit, and the fiscal 2002 earnings outlook reflects seven cents per share benefit from the adoption of a new accounting standard for goodwill.

***NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions, including the success of the world economy significantly strengthening in the second half of the fiscal year; demand and timing of the placing of orders for the goods and services of Air Products, including the success of recovery in the Air Products' markets in the electronics industry in the second half of the fiscal year; competitive factors in the industries in which it competes; the ability to recover increased energy and raw material costs from customers; spikes in the pricing of natural gas; changes in government regulations; consequences of acts of terrorism impacting the United States' and other markets; the success of implementing cost reduction programs; the timing,impact and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.

Please review the attached financial tables, including the Summary of Consolidated Financial Information, below:

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except per share)
--------------------------------------------------------------------------------

                                                           Three Months Ended
                                                              31 December

                                                          2001         2000
--------------------------------------------------------------------------------
Sales                                                   $1,316.5   $1,475.8

Net Income                                              $  113.7   $  135.6

Basic Earnings Per Share                                $     .53  $     .63

Diluted Earnings Per Share                              $     .52  $     .62
--------------------------------------------------------------------------------

Operating Return on Net Assets                              10.6%      11.5%

Capital Expenditures                                    $  199.4   $  163.4

Depreciation                                            $  139.3   $  148.4
--------------------------------------------------------------------------------




                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                               CONSOLIDATED INCOME
                                   (Unaudited)

(Millions of dollars, except per share)
--------------------------------------------------------------------------------
                                                            Three Months Ended
                                                               31 December

                                                            2001         2000
--------------------------------------------------------------------------------
SALES                                                     $1,316.5     $1,475.8
COSTS AND EXPENSES
Cost of sales                                                937.1      1,059.6
Selling and administrative                                   169.3        173.5
Research and development                                      30.4         28.5
Other (income) expense, net                                   (4.5)       (13.3)
--------------------------------------------------------------------------------
OPERATING INCOME                                             184.2        227.5
Income from equity affiliates, net of                         18.4         20.9
   related expenses
Interest expense                                              35.1         48.4
--------------------------------------------------------------------------------
INCOME BEFORE TAXES AND MINORITY INTEREST                    167.5        200.0
Income taxes                                                  48.8         61.7
Minority interest(a)                                           5.0          2.7
--------------------------------------------------------------------------------
NET INCOME                                                $  113.7     $  135.6
================================================================================
BASIC EARNINGS PER COMMON SHARE                           $     .53    $     .63
--------------------------------------------------------------------------------
DILUTED EARNINGS PER COMMON SHARE                         $     .52    $     .62
--------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES (in                 215.7        214.4
   millions)
--------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON                 220.6        217.9
   EQUIVALENT SHARES (in millions) (b)
--------------------------------------------------------------------------------
DIVIDENDS DECLARED PER COMMON SHARE - Cash                $     .20    $     .19
--------------------------------------------------------------------------------

(a) Minority interest primarily includes before-tax amounts.
(b) The dilution of earnings per common share is due mainly to the impact of unexercised stock options.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars)
--------------------------------------------------------------------------------
                                                                 31 December
ASSETS                                                         2001        2000
--------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                                        $    68.3   $    85.3
Trade receivables, less allowances for                         867.4     1,058.3
 doubtful accounts
Inventories and contracts in progress                          485.5       502.6
Other current assets                                           207.4       186.5
--------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                         1,628.6     1,832.7
--------------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO                   516.9       491.0
  EQUITY AFFILIATES
PLANT AND EQUIPMENT, at cost                                10,324.9    10,470.8
Less - Accumulated depreciation                              5,210.2     5,219.4
--------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                                     5,114.7     5,251.4
--------------------------------------------------------------------------------
GOODWILL                                                       380.7       355.9
--------------------------------------------------------------------------------
OTHER NONCURRENT ASSETS                                        398.0       370.3
================================================================================
TOTAL ASSETS                                               $ 8,038.9   $ 8,301.3
================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
================================================================================
CURRENT LIABILITIES
Payables, trade and other                                  $   463.6   $   581.4
Accrued liabilities                                            301.1       341.3
Accrued income taxes                                            67.6        54.2
Short-term borrowings                                          249.9       137.8
Current portion of long-term debt                              165.2       170.7
--------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                    1,247.4     1,285.4
--------------------------------------------------------------------------------
LONG-TERM DEBT                                               1,989.5     2,655.3
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES                 714.8       569.0
DEFERRED INCOME TAXES                                          795.7       765.2
--------------------------------------------------------------------------------
TOTAL LIABILITIES                                            4,747.4     5,274.9
--------------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES                     120.9       117.5
--------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                   3,170.6     2,908.9
--------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $ 8,038.9   $ 8,301.3
================================================================================



                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                        CONDENSED CONSOLIDATED CASH FLOWS
                                   (Unaudited)

(Millions of dollars)
------------------------------------------------------------------------------------------------------
                                                                                  Three Months Ended
                                                                                     31 December
                                                                                    2001       2000
------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net Income                                                                       $113.7     $135.6
  Adjustments to reconcile income to cash provided by operating activities:
   Depreciation                                                                     139.3      148.4
   Deferred income taxes                                                             13.1       (4.8)
   Undistributed earnings of unconsolidated affiliates                              (12.1)      (4.9)
   Loss (Gain) on sale of assets and investments                                       .2       (1.3)
   Other                                                                             32.1       15.7
  Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
   Trade receivables                                                                 36.6      (69.8)
   Inventories and contracts in progress                                             (9.4)     (18.1)
   Payables, trade and other                                                        (45.2)      (1.3)
   Other                                                                              5.5       84.4
------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                               273.8      283.9
------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Additions to plant and equipment (a)                                             (178.0)    (138.0)
  Investment in and advances to unconsolidated affiliates                           (20.9)     (16.9)
  Proceeds from sale of assets and investments                                       16.5       18.6
  Other                                                                              (9.3)      12.1
------------------------------------------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES                                                 (191.7)    (124.2)
------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Long-term debt proceeds                                                             3.5        3.9
  Payments on long-term debt                                                        (47.3)     (26.0)
  Net decrease in commercial paper and short-term borrowings                         (3.4)    (103.9)
  Dividends paid to shareholders                                                    (43.1)     (40.7)
  Issuance of stock for options and award plans                                      12.3        5.1
------------------------------------------------------------------------------------------------------
  CASH USED FOR FINANCING ACTIVITIES                                                (78.0)    (161.6)
------------------------------------------------------------------------------------------------------
  Effect of Exchange Rate Changes on Cash                                            (2.0)      (6.9)
------------------------------------------------------------------------------------------------------
  Increase (Decrease) in Cash and Cash Items                                          2.1       (8.8)
  Cash and Cash Items - Beginning of Year                                            66.2       94.1
------------------------------------------------------------------------------------------------------
  Cash and Cash Items - End of Period                                              $ 68.3     $ 85.3
======================================================================================================

(a) Excludes capital lease additions of $.5 in 2002 and $8.5 in 2001.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(Millions of dollars, except per share)

The company changed its reporting of demurrage/cylinder income to include it in revenues. Previously, it was included as an offset to cost of sales. The consolidated income statements of the prior periods have been adjusted to reflect this reclassification. The impact on 2001 and 2000 is to increase both consolidated and gases segment sales and cost of sales by $140.3 and $142.5, respectively. The impact on the gases segment for each quarter of 2001 and 2000 is provided below:

 GASES SEGMENT                                         Q1            Q2           Q3           Q4          Total
                                                       --            --           --           --          -----
 2001

 Sales
   As reported                                          992.2       1,043.2       983.9         924.7       3,944.0
   Reclassified                                       1,026.7       1,079.3     1,018.7         959.6       4,084.3

 Operating margin % excluding special items
   As reported                                           19.3          17.6        17.8          18.8          18.4
   Reclassified                                          18.6          17.0        17.2          18.2          17.7

 2000
 Sales
   As reported                                          780.6         842.1       894.8         948.0       3,465.5
   Reclassified                                         816.2         878.4       929.9         983.5       3,608.0

 Operating margin % excluding special items
   As reported                                           19.6          19.6        21.2          20.2          20.2
   Reclassified                                          18.8          18.8        20.4          19.5          19.4

The company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets" on 1 October 2001. As required by SFAS 142, the company is currently performing an impairment test on goodwill as of 1 October 2001. This test will be performed on an annual basis and whenever events or circumstances occur indicating that goodwill may be impaired. As of 1 October 2001 the company is no longer amortizing goodwill, including goodwill associated with investments in equity affiliates. Goodwill amortization in 2001 was $14.8 on an after-tax basis, or $.07 per share. Goodwill amortization for the three months ended 31 December 2000 was $3.8 on an after-tax basis, or $.02 per share.

Income from equity affiliates contributed $.07 and $.09 to diluted earnings per share for the three months ended 31 December 2001 and 2000, respectively.

In January 2002, the company announced an agreement to sell the majority of its U.S. packaged gas business, excluding the electronic gases and magnetic resonance imaging related helium operations, to Airgas, Inc. (Airgas). The agreement is subject to regulatory approval. The agreement would include approximately 100 facilities in 30 states associated with the filling and distribution of cylinders, liquid dewars, tube trailers, and other containers of industrial gases and non-electronic specialty gases, and the retail selling of welding hardgoods, including customer service centers, warehouses, and other related assets. The assets to be sold generated $223 in revenues in 2001, and employ approximately 1,100 people. The company also agreed to sell packaged gas operations in the Carolinas and in Southern Virginia to National Welders Supply Company, Inc., a joint venture between Airgas and the Turner family of Charlotte, N.C. These operations include nine sites, which generated $17 in revenues in 2001 and employ 100 people. The proceeds from these transactions are expected to be $254.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

Business segment information is shown below:

-----------------------------------------------------------------------------------------------------------------------------------
(Millions of dollars)                                                                                  Three Months Ended
                                                                                                          31 December

                                                                                                  2001                   2000
-----------------------------------------------------------------------------------------------------------------------------------
Revenues from external customers
Gases                                                                                            $904.1               $1,026.7
Chemicals                                                                                         349.0                  393.3
Equipment                                                                                          63.4                   55.8
-----------------------------------------------------------------------------------------------------------------------------------
Segment Totals                                                                                  1,316.5                1,475.8
-----------------------------------------------------------------------------------------------------------------------------------
Consolidated Totals                                                                            $1,316.5               $1,475.8
-----------------------------------------------------------------------------------------------------------------------------------
Operating income
 Gases                                                                                           $152.0                 $191.4
 Chemicals                                                                                         40.5                   37.0
 Equipment                                                                                          0.9                    1.1
-----------------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                                                                   193.4                  229.5
-----------------------------------------------------------------------------------------------------------------------------------
Corporate research and development and other income/(expense)                                      (9.2)                  (2.0)

 Consolidated Totals                                                                             $184.2                 $227.5
-----------------------------------------------------------------------------------------------------------------------------------
Equity affiliates' income
 Gases                                                                                            $15.8                  $18.7
 Chemicals                                                                                          2.3                    1.5
 Equipment                                                                                           .3                     .7
-----------------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                                                                    18.4                   20.9
-----------------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                                                                              $18.4                  $20.9
-----------------------------------------------------------------------------------------------------------------------------------
Identifiable assets (a)
 Gases                                                                                         $5,793.5               $5,977.9
 Chemicals                                                                                      1,379.5                1,482.0
 Equipment                                                                                        197.9                  229.8
-----------------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                                                                 7,370.9                7,689.7
-----------------------------------------------------------------------------------------------------------------------------------
Corporate assets                                                                                  151.1                  120.6
-----------------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                                                                           $7,522.0               $7,810.3
-----------------------------------------------------------------------------------------------------------------------------------
ORONA (a)
 Gases                                                                                             11.6%                  12.6%
 Chemicals                                                                                         10.2%                  11.8%
 Equipment                                                                                          5.6%                   7.2%
-----------------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                                                                    11.2%                  12.3%
-----------------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                                                                               10.6%                  11.5%
-----------------------------------------------------------------------------------------------------------------------------------

(a) Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income divided by the rolling five quarter average of total assets less investments in equity affiliates (identifiable assets). The ORONA calculation excludes all special items impacting operating income.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)

        (Millions of dollars)
--------------------------------------------------------------------------------
                                                    Three Months Ended
                                                       31 December
Revenues from external customers                2001                 2000
--------------------------------------------------------------------------------
  United States                              $  837.9             $  981.2
  Canada                                         25.0                 29.5
--------------------------------------------------------------------------------
      Total North America                       862.9              1,010.7
--------------------------------------------------------------------------------
  United Kingdom                                110.9                112.4
  Spain                                          81.2                 74.3
  Other Europe                                  151.9                147.6
--------------------------------------------------------------------------------
      Total Europe                              344.0                334.3
--------------------------------------------------------------------------------
  Asia                                           82.9                 92.6
  Latin America                                  26.6                 38.1
  All Other                                        .1                   .1
--------------------------------------------------------------------------------
Total                                        $1,316.5             $1,475.8
--------------------------------------------------------------------------------


Note: Geographic information is based on country of origin. The other Europe segment operates principally in France, Germany, Netherlands, and Belgium.



                                      # # #



     Media Inquiries:
          Lisa A. Walsh, tel: (610) 481-5784; e-mail: walshla@apci.com.

     Investor Inquiries:
          Alexander W. Masetti, tel: (610) 481-7461; e-mail: masettaw@apci.com.

Item 9. Regulation FD Disclosure
--------------------------------

The Q1 earnings teleconference following the earnings release which started at 11:00 a.m. EST on January 22, 2002 can be accessed by listening on the Company's web site at http://www.airproducts.com/fin/quarterly.asp. Recordings of the earnings teleconference and copies of the slides used will continue to be available at the above web address until midnight on January 31, 2002.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Air Products and Chemicals, Inc.
                                        ----------------------------------------
                                                    (Registrant)




Dated: 23 January 2002               By:           /s/Leo J. Daley
                                        ----------------------------------------
                                                    Leo J. Daley
                                         Vice President - Finance and Controller
                                               (Chief Financial Officer)